Exhibit 10.1

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of the 2nd day of February, 2016, by and among C2Go, Inc., a Nevada corporation (“Debtor”), and FiCentive Inc. a Nevada corporation (“Lender”).

RECITALS

WHEREAS, Debtor has requested that Lender make available on the Closing Date (as defined herein) a senior term loan to Debtor in the principal amount of TWO HUNDRED THOUSAND AND No/DOLLARS ($200,000.00), and

WHEREAS, Lender is willing to make such term loan facility available to Debtor upon the terms and conditions set forth herein.

NOW THEREFORE, Debtor and Lender hereby agree as follows:

ARTICLE I
DEFINITIONS AND REFERENCES

Section 1.1        General Definitions. As used herein, the terms “Agreement,” “Debtor” and “Lender” shall have the meanings indicated above, and the following terms shall have the following meanings:

“Business Day” shall mean a day other than a Saturday, Sunday or legal holiday for commercial banks in Texas.

“C2GO Cards” means the reloadable prepaid cards bearing the C2GO brand marketed and sold by Debtor and processed pursuant to the Processing Agreement.

“Change of Control” shall mean (i) any merger, equity ownership purchase or other transaction which, individually or in aggregate with other such transactions, results in a majority of the voting equity ownership of Debtor being acquired by Persons or entities who are not owners of Debtor on the Closing Date or (ii) consummation of a merger, consolidation, sale or other disposition of all or substantially all of Debtor’s assets in which Debtor’s equity owners as of the Closing Date do not own greater than 50% of the post-transaction entity.

“Closing Date” shall mean the date on which the Note is executed and delivered by Debtor to Lender.

“Collateral” shall have the meaning set forth in Section 3.1.

“Default” shall mean the occurrence of any of the events specified in Article 6 hereof, whether or not any requirement for notice or lapse of time or any other condition precedent has been satisfied.

“Event of Default” shall have the meaning set forth in Section 5.1.

“GAAP” shall mean generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board and the Securities and Exchange Commission, and applied on a consistent basis both as to classification of items and amounts.

“General Intangibles” shall have the meaning set forth in Section 3.1.

“Gross Profit” shall mean the all revenue of Debtor from the C2GO Cards less expenses of Debtor directly related to the production, processing and servicing of the C2GO Cards, including without limitation payments to Lender and its affiliates pursuant to the Processing Agreement, and determined pursuant to GAAP. For the interest of clarity, proceeds of the Loan do not constitute revenue of the Debtor, and payment of interest do not constitute an expense of the Debtor for the calculation of Gross Profit.

“Indebtedness” shall mean any and all amounts and/or liabilities owing from time to time by Debtor to any Person, including Lender, direct or indirect, for money borrowed.

“Instruments” shall have the meaning set forth in Section 3.1.

“Intellectual Property” shall have the meaning set forth in Section 3.1.

“Inventory” shall have the meaning set forth in Section 3.1.

“Lien” shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on jurisprudence, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

“Loan Documents” shall mean this Agreement, the Note and any other documents or instruments executed by Lender and/or Debtor in connection with this Agreement, the Note and the Term Loan.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) of Debtor, or (b) the validity or enforceability of this Agreement or the rights or remedies of Lender under the Note.

“Maturity Date” shall mean the expiration of 18 (eighteen) months following the Closing Date.

“Note” shall mean that certain Senior Secured Note in the maximum principal amount of two hundred thousand dollars ($200,000.00) by Debtor, payable to the order Lender, dated as of the date hereof substantially in the form of Exhibit “A” attached hereto.

“Obligations” shall mean any and all amounts and/or liabilities owing from time to time by Debtor to Lender pursuant to this Agreement or the Note.

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“Person” shall mean an individual, corporation, partnership, limited liability company, association, joint stock company, trust, unincorporated organization or joint venture, or a court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

“Processing Agreement” shall mean the Prepaid Card Marketing And Processing Agreement between FiCentive Inc. and to be executed concurrently herewith, pursuant to which FiCentive Inc. shall provide Debtor with certain prepaid debit card program management and processing services.

“Receivables” shall have the meeting set forth in Section 3.1.

“Subsidiary” shall mean a corporation, limited liability company, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors, managers or other management of such corporation, limited liability company, partnership or other entity, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of Texas. References to sections of the UCC shall be construed to refer to any successor sections of the UCC.

ARTICLE II
TERM LOAN

Section 2.1        Term Loan. Contemporaneously with the execution of the Note, Debtor will borrow from Lender and Lender will lend to Debtor on the terms and conditions set forth in this Agreement a term loan (the “Term Loan”) in the principal amount of TWO HUNDRED THOUSAND AND No/DOLLARS ($200,000.00).

Section 2.2        Note. Against delivery to Debtor of TWO HUNDRED THOUSAND AND No/DOLLARS ($200,000.00), Debtor shall execute and deliver the Note to Lender to evidence Debtor’s obligations under the Term Loan

Section 2.3        Interest.

Simple interest shall accrue on the principal balance outstanding under the Term Loan at an interest rate of 10% per annum and calculated on a 360 day year. Upon an Event of Default, the interest rate shall increase to 18% per annum. If any such rate exceeds the highest rate permitted under Texas law, including, then such rate will be reduced to the highest rate permitted under Texas law. It is the intention of Debtor and Lender to comply with the usury laws of the State of Texas and the United States. Accordingly, it is agreed that notwithstanding any provision to the contrary in any of the Loan Documents, or otherwise relating to any of the Loan Documents, no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable law. If any such excess of interest is provided for, or shall be adjudged to be so provided for, then in such event: (a) the provisions of this Section 2.3 shall govern and control; (b) neither Debtor nor its successors or assigns or any other party liable for the payment of the Obligations shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount permitted by applicable law; (c) any such excess that may have been collected shall be, at Lender’s option, either applied as a credit against the then unpaid principal amount or refunded; and (d) the effective rate of interest set forth in this Agreement and the Note shall be automatically subject to reduction to the maximum lawful contract rate allowed under the usury laws of the State of Texas as such laws may now or later be construed by the courts having jurisdiction.

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Section 2.4        Payments.

(a)                      On the Maturity Date, Debtor shall pay Lender the then-outstanding principal balance and all accrued and unpaid interest from the Closing Date until the Maturity Date.

(b)                     On or before July 31, 2016, Debtor shall pay to Lender an amount equal to the lesser of (i) 10% of the Gross Profit of Debtor for the period April 1, 2016 through and including June 30, 2016, or (ii) all accrued and unpaid interest from the Closing Date until such date. Such payments shall be applied to first reduce accrued and unpaid interest, and then to reduce the principal balance of the Note.

(c)                      Within fifteen days after the end of each of the twelve calendar months beginning with the month of July 2016 and ending with the month of June 2017, Debtor shall pay to Lender an amount equal to the lesser of (i) 25% of the Gross Profit of Debtor for such calendar month, or (ii) all accrued and unpaid interest from the Closing Date until such date. Such payments shall be applied to first reduce accrued and unpaid interest, and then to reduce the principal balance of the Note.

Section 2.5        Prepayments. Debtor may prepay the Term Loan in whole or in part at any time, without premium or penalty. Any prepayment shall be in an amount not less than an two months of interest on the then outstanding principal balance of the Note.

Section 2.6        Common Stock Issuance. On the Maturity Date, in addition to the payment in full by Debtor of the Note, Debtor shall cause to be issued to Lender, for no additional consideration, such number of shares of Common Stock of Debtor as shall represent, giving effect to their issuance, 5% of the issued and outstanding shares of Common Stock of Debtor (on a fully diluted basis, giving effect to any convertible securities, warrants, etc.) as of the date of issuance. Such shares, as and when issued, shall be deemed to be validly issued, fully paid and non-assessable shares of Common Stock of Debtor. The issuance of such shares of Common Stock to Lender shall not be considered interest on the Note for any purpose.

Section 2.7        Business Days. If the date for any payment, prepayment hereunder falls on a day which is not a Business Day, then for all purposes of this Agreement the same shall be deemed to have fallen on the next following Business Day, and such extension of time shall in such case be included in the computation of payments of interest.

Section 2.8        Method of Payments. All payments due pursuant to the Loan Documents shall be applied first to any interest then accrued, and then to the principal balance then outstanding under the Term Loan.

Section 2.9        Maturity Date. The Term Loan will terminate on the Maturity Date unless terminated earlier pursuant to this Agreement, and all principal and interest then outstanding under the Term Loan shall be due and payable on such date.

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ARTICLE III
SECURITY INTEREST

Section 3.1        Grant of Security Interest. As collateral security for all of the Obligations and to secure the payment and performance thereof, Debtor does hereby sell, assign, transfer and set over unto, and grant to Lender a first lien continuing security interest in, general lien upon, collateral assignment of, and a right of set-off against all of Debtor’s right, title and interest in and to all assets of Debtor, including, without limitation, the following (collectively, the “Collateral”):

(a)                      Receivables. All of the following, whether now or hereafter existing, that are owned by Debtor or in which Debtor otherwise has any rights: (i) all accounts of any kind, including, but not limited, to any and all Debtor’s right to payment of fees/royalties, for services rendered or to be rendered, and/or for goods sold or to be sold, however evidenced or incurred, whether now or hereafter existing, (ii) all chattel paper, documents and instruments of any kind, whether now or hereafter existing, relating to such accounts or arising out of or in connection with the sale or lease of goods or the rendering of services and (iii) all rights now or hereafter existing in, to or under all security agreements, leases and other contracts securing or otherwise relating to any such accounts, chattel paper, documents or instruments (any and all such accounts, chattel paper, documents, instruments, security agreements, leases and other contracts being referred to herein collectively as the “Receivables”);

(b)                     Contract Rights, General Intangibles, etc. All of the following, whether now or hereafter existing, that are owned by Debtor or in which Debtor otherwise has any rights: all contract rights and general intangibles of any kind (including, but not limited to, patents, patent rights, trademarks, trademark rights, trade name, trade name rights, copyrights or trade secrets in which Debtor acquires rights by ownership, license or otherwise (the “Intellectual Property”), as well as all causes of action, tax refunds and insurance proceeds), and all chattel paper, documents, instruments, security agreements, payment intangibles, other contracts and money, and all other rights of Debtor (except those constituting Receivables) to receive payments of money or the ownership of property (any and all such contract rights, general intangibles (including Intellectual Property), chattel paper, documents, instruments, security agreements, other contracts, money and other rights being referred to herein collectively as the “General Intangibles”);

(c)                      Equipment. All equipment in all of its forms, wherever located and whether now or hereafter existing, that is owned by Debtor or in which Debtor otherwise has any rights (including, without limiting the foregoing in any respect, all fixtures, motor vehicles, trailers, tools, machinery and furniture of any type, kind or nature owned by Debtor), all parts thereof and all accessions and additions thereto (collectively, the “Equipment”);

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(d)                     Inventory. All inventory in all of its forms, wherever located and whether now or hereafter existing, that is owned by Debtor or in which Debtor otherwise has any rights, and all accessions thereto and products thereof (any and all such inventory, accessions, products and documents being referred to herein collectively as the “Inventory”); provided, however, that sales of Inventory in the ordinary course of business shall be permitted and a buyer thereof shall take free from the security interest created herein;

(e)                      Instruments. All of the following, whether now or hereafter existing, that are owned by Debtor or in which Debtor otherwise has any rights: all instruments, chattel paper, certificates of deposit and other instruments evidencing any deposit issued by any financial institution to Debtor, in all forms and all interest, cash and other writings and property from time to time received, receivable or otherwise distributed in respect of or in exchange for or in renewal or extension of any or all of such instruments, chattel paper, and certificates of deposit (collectively, the “Instruments”);

(f)                      All insurance policies relating in whole or in part to any of the foregoing; and

(g)                     All “Proceeds”, as defined by the Texas Business Commerce Code, and, to the extent not otherwise included, shall include, but not be limited to: (i) any and all proceeds of any insurance, causes and rights of action, settlements thereof, judicial and arbitration judgments and awards, and indemnity, warranty or guaranty payments payable to Debtor from time to time with respect to any of the Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental department, commission, board, bureau, authority, agency or body (domestic or foreign); (iii) all claims of Debtor for losses or damages arising out of or related to or for any breach of any agreements, covenants, representations or warranties or any default under any of the foregoing Collateral (without limiting any direct or independent rights of Lender with respect to the Collateral); and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

In each case, the foregoing shall be covered by this Agreement whether Debtor’s ownership or other rights therein are presently held or hereafter acquired and howsoever Debtor’s interests therein may arise or appear (whether by ownership, security interest, claim or otherwise).

Section 3.2        Obligations Secured. The security interest created hereby in the Collateral constitutes continuing first lien collateral security for all of the Obligations, including, without limitation, the following obligations, indebtedness and liabilities, whether now existing or hereafter incurred:

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(a)                      Note. The Note;

(b)                     Amounts Due Under This Agreement. The payment by Debtor, as and when due and payable, of all amounts from time to time owing by Debtor under or with respect to this Agreement including, without limitation, all costs incurred by Lender to obtain, preserve and enforce this Agreement, to collect and enforce the Note and the Obligations, and to maintain and preserve the Collateral, including attorneys’ fees; and

(c)                      Renewals. All renewals, extensions, amendments, modifications, supplements, or restatements of or substitutions for any of the foregoing.

ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.1        Representations and Warranties. Debtor represents and warrants to Lender as follows:

(a)                      Existence; Qualification Debtor is a corporation duly organized, legally existing under the laws of Nevada, and is duly qualified as a foreign corporation in all jurisdictions where the property it owns or the business it transacts make such qualification necessary, except where failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

(b)                     Name, Chief Executive Office; Taxpayer Identification Number. Debtor’s name is “C2GO, Inc.” The chief executive office of Debtor is at 3355 S. Highland Drive, Las Vegas, NV 89109. Debtor will promptly notify Lender of any change in Debtor’s chief executive office. Debtor’s federal taxpayer identification number is 46-2128817.

(c)                      Ownership and Liens. The security interest granted to Lender pursuant to this Agreement constitutes and creates a valid and continuing first lien on and first security interest in the Collateral in favor of Lender. Debtor is the sole owner of the Collateral, and has good and marketable title to it, free and clear of all liens, security interests, encumbrances or adverse claims, except for the security interests created by this Agreement. No chattel mortgage, collateral chattel mortgage, statement of assignment, notice of assignment, notice of security interest or effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording in any jurisdiction. There are no effective pledges or collateral assignments affecting all or any part of the Collateral other than those in favor of Lender.

(d)                     No Conflicts. Neither the ownership or the intended use of the Collateral by Debtor, nor the grant of the security interest by Debtor to Lender herein, nor any of Debtor’s obligations under the Loan Documents, nor the exercise by Lender of its rights or remedies hereunder, nor the issuance of shares of Debtor’s Common Stock pursuant to Section 2.6 of this Agreement upon the Maturity Date will: (i) conflict with any provision of (A) requirements of law, (B) the Certificate of Incorporation or By-laws of Debtor, or (C) any agreement, judgment, license, order or permit applicable to or binding upon Debtor; or (ii) result in or require the creation of any lien, charge or encumbrance upon any assets or properties of Debtor.

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(e)                      No Consents. No consent, approval, authorization or order of, and no notice to or filing with any court, governmental authority or third party is required in connection with (i) the grant by Debtor of the security interest herein, (ii) the exercise by Lender of its rights and remedies hereunder or (iii) Debtor’s execution, delivery and performance of the Loan Documents, including, without limitation, the borrowing of the Term Loan and the issuance of the Common Stock.

(f)                      Security Interest. Debtor has and will have at all times full right, power and authority to grant a security interest in the Collateral to Lender in the manner provided herein, free and clear of any lien, security interest or other charge or encumbrance. This Agreement creates a valid and binding first priority security interest in favor of Lender in the Collateral securing the Obligations. The filing of the financing statements hereby authorized by Debtor and payment of any applicable fees will perfect, and establish the priority of Lender’ security interest hereunder in the Collateral securing the Obligations, to the extent a security interest in the such Collateral may be perfected by filing a financial statement under the UCC.

(g)                     Power; Authorization; Enforceable Obligations. Debtor (i) has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents; (ii) has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the other Loan Documents; and (iii) has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents. This Agreement and each other Loan Document has been duly executed and delivered on behalf of Debtor. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of Debtor, enforceable against each such entity in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(h)                     No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of Debtor, threatened by or against Debtor (or any Person in which Debtor has an ownership interest) or against any of its properties or revenues (i) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (ii) which could reasonably be expected to have a Material Adverse Effect.

(i)                       No Default. Debtor is not in default under or with respect to any of its Indebtedness in any respect which could reasonably be expected to have a Material Adverse Effect.

(j)                       Collateral. The Collateral and Lender’s rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. All of the Obligations of Debtor will, at the time from and after the execution and delivery of each of the Loan Documents, be entitled to the benefits of and be secured by each of the Loan Documents. All Collateral owned by Debtor is located at Debtor’s chief executive office.

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(k)                     No Assumption of Liability. Lender shall not be deemed by Debtor to have assumed any obligation or liability under the Collateral by reason of or arising out of this Agreement.

Section 4.2        Affirmative Covenants. Unless Lender shall otherwise consent in writing, Debtor will at all times comply with the covenants contained in this Section 4.2 from the date hereof and so long as any part of the Obligations is outstanding.

(a)                      Ownership and Liens. Debtor will maintain all Collateral free and clear of all liens, security interests, encumbrances or adverse claims, except for the security interest created by the Loan Documents. Debtor will defend the Collateral against any party other than Lender.

(b)                     Gross Profit Calculations. Concurrently with the making of the payment set forth in Section 2.4(b) and each of the monthly payments set forth in Section 2.4(c), Debtor shall deliver to Lender a Statement of Gross Profit Calculation, in a form reasonably acceptable to Lender, setting forth the calculation of the Gross Profit for the applicable calendar quarter to which such payment relates. Lender shall have the right to review Debtor’s books and records to verify the calculation of Gross Profit on any Statement of Gross Profit Calculation. If Lender disputes any such calculation, and if Debtor and Lender cannot resolve the matter within 30 days of Lender’s objection, the parties shall submit the matter to a mutually selected neutral public accounting firm (“Neutral Accounting Firm”) to decide the matter as an expert (and not as an arbitrator) with binding effect upon the parties. As part of its decision, the Neutral Accounting Firm shall determine on an equitable basis which of the parties shall bear the costs of the Neutral Accounting Firm, taking into account which of the parties came closer, in its proposal for the figures of the applicable calculated Gross Profit, to the conclusions therefor reached by the Neutral Accounting Firm.

(c)                      Financial Statements. Debtor will promptly furnish to Lender or cause to be furnished to Lender, as soon as available and in any event prior to March 31, 2017, the balance sheet of Debtor as at December 31, 2016, and the statement of income of Debtor for the year ending December 31, 2016, prepared by an independent certified public accountant.

(d)                     Notices. Promptly, and in any event within five (5) Business Days of the occurrence of any event described in subsections (i) through (iv) below, Debtor shall give notice to Lender in writing of:

(i)                 the occurrence of any Default or Event of Default;

(ii)               any default or event of default of any Indebtedness of Debtor;

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(iii)             any single litigation matter or proceeding affecting Debtor in which (i) the amount claimed from such single entity is $75,000 or more and not covered by insurance or (ii) injunctive or similar relief is sought which if granted could be expected to have a Material Adverse Effect on Debtor; and

(iv)             any other development or event which could be expected to have a Material Adverse Effect on Debtor.

Each notice pursuant to subsections (i) through (iv) above set forth details of the occurrence referred to therein and stating what action Debtor proposes to take with respect thereto.

(e)                      Taxes. Debtor will file all tax returns required by law before the due date thereof (as validly extended) and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its property as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien upon any of the Collateral; provided, however, Debtor shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if the contesting party shall have set up reserves therefor adequate under generally accepted accounting principles.

(f)                      Further Assurances. Debtor will, at its expense and at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that Lender may reasonably request in order (i) to perfect and protect the security interest created or purported to be created hereby and the current or a more favorable priority of such security interest; (ii) to enable Lender to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii)  to otherwise effect the purposes of this Agreement and the other Loan Documents.

(g)                     Processing Agreement. At Closing, Debtor shall deliver to the Lender the fully executed Processing Agreement.

(h)                     Other Information. Debtor will promptly provide Lender with such additional information, reports or statements regarding Debtor’s business operations or financial condition as Lender may request from time to time.

(i)                       Insurance. Debtor will maintain insurance with responsible companies on the Collateral and Debtor’s business, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity and industry, specifically to include a policy of fire and extended coverage insurance covering all assets and liability insurance. Lender shall appear as a co-insured and named insured on all liability and casualty insurance policies. Evidence of such insurance shall be supplied to Lender by the Company within fifteen (15) calendar days of receipt of such original policies and each renewal thereof.

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(j)                       Debtor’s Existence and Compliance. Debtor shall maintain its corporate existence in good standing and comply with all laws, regulations and governmental requirements applicable to it and/or to any of its property, business operations and transactions.

(k)                     C2GO Gaming Name Change; C2GO Website Changes. On or before the Closing Date:

(i)                 The web site “c2gocard.com” will be changed to delete the sections and references relating to gaming, and to otherwise remove any suggestion that Debtor is engaged in any activities related to the gaming or similar industries.

(ii)               C2GO Gaming Inc. will not use the name “C2GO” in its business activities or branding, or otherwise indicate or suggest in any website or publication any affiliation between Debtor and C2GO Gaming Inc..

Section 4.3        Negative Covenants. Unless Lender shall otherwise consent in writing, Debtor will at all times comply with the covenants contained in this Section 4.3 from the date hereof and so long as any part of the Obligations is outstanding.

(a)                      Encumbrance. Debtor will not grant a lien or security interest in or execute, file or record, any financing statement or other security instrument or authorize such actions with respect to the Collateral.

(b)                     Information about Debtor; Collateral. Debtor shall not change its name, jurisdiction of incorporation (whether by reincorporation, merger or otherwise), the location of its chief executive office or any location specified in Section 4.1(b) hereof except upon giving not less than thirty (30) days’ prior written notice to Lender and taking or causing to be taken all such action at Debtor’s expense as may reasonably be requested by Lender to perfect or maintain the perfection of the Lien of Lender in the Collateral.

(c)                      Transactions with Affiliates. Debtor shall not enter into, or cause, suffer or permit to exist any transaction, arrangement, or contract with any of its affiliates which would not be entered into by a prudent Person in the position of such entity with, and which is on terms which are less favorable than are obtainable from, any Person which is not one of its affiliates.

(d)                     Prohibition of Fundamental Changes. Debtor shall not (i) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, dissolve or transfer or sell assets out of the ordinary course of business, (ii) materially alter or otherwise modify its respective existing capital or corporate structures or (iii) amend the Certificate of Incorporation or By-Laws of Debtor.

(e)                      Bank Accounts. Debtor shall not open, create or permit to exist any operating, collection or disbursement account in the name of Debtor, except those in existence as of the date hereof.

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(f)                      Limitation on Debtor Dividends and Payments of Subordinated Debt. Debtor shall not declare dividends on, or make any payment on account of (including redemption of), any shares of any class of stock or any other equity interest of Debtor, or any Indebtedness, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Debtor.

(g)                     Limitation on Future Senior Debt. Debtor shall not agree to any future Indebtedness which would be senior to the Obligations without the prior written consent of the Lender. Any Indebtedness incurred by Debtor shall be subject to the lender executing a subordination agreement in a form reasonable acceptable to Lender.

ARTICLE V

EVENTS OF DEFAULT; REMEDIES

Section 5.1        Events of Default. If any one or more of the following events shall occur and be continuing, an “Event of Default” shall exist:

(a)                      Debtor shall fail to pay any principal of or interest on the Term Loan within fifteen (15) days following the date when the same becomes due, whether at the Maturity Date or any accelerated date of maturity; provided, however, if Debtor fails to pay any amount on or before its due date twice during the eighteen month term of the Term Loan, no cure period shall apply to any future Defaults in payment and an Event of Default will occur immediately on any failure thereafter to pay an amount on or before its due date;

(b)                     Any representation or warranty made by Debtor herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made and as a result shall have caused a Material Adverse Effect;

(c)                      Debtor shall breach any term, covenant or agreement contained in Sections 4.2 and 4.3 herein, and such breach shall continue unremedied for a period of fifteen (15) days from the Debtor’s receipt of written notice of the breach from Lender (provided, however, no cure period shall be given if such breach cannot be cured);

(d)                     Debtor shall breach any other material term, covenant or agreement contained in this Agreement or in any other Loan Document (other than those specified elsewhere in this Section 5.1), and such breach shall continue unremedied for a period of thirty (30) days from the Debtor’s receipt of written notice of the breach from Lender (provided, however, no cure period shall be given if such breach cannot be cured);

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(e)                      Debtor shall (i) default in any payment of principal of or interest on any Indebtedness beyond the period of grace (not to exceed thirty (30) days), if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default, beyond any grace period provided (not to exceed thirty (30) days), in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries thereof to cause such Indebtedness to become due prior to its stated maturity;

(f)                      (i) Debtor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to Debtor, or seeking to adjudicate Debtor a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Debtor or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for Debtor or for all or any substantial part of Debtor’s assets, or Debtor shall make a general assignment for the benefit of Debtor’s creditors, or (ii) there shall be commenced against Debtor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days, or (iii) there shall be commenced against Debtor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof, or (iv) Debtor shall take any action in furtherance of, or indicating Debtor’s consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above, or (v) Debtor shall generally not, or shall be unable to, or shall admit in writing Debtor’s inability to, pay Debtor’s debts as they become due;

(g)                     one or more judgments or decrees shall be entered against Debtor involving in the aggregate a liability (not paid or covered by insurance) of $100,000 or more, and all such judgments or decrees shall not have been paid, vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof;

(h)                     (i) any one or more of the Loan Documents after execution thereof shall cease, for any reason, to be in full force and effect and such Loan Document shall not have been reinstated to Lender’ reasonable satisfaction within three (3) days of Debtor’s receipt of written notice from Lender of the steps required to reinstate such Loan Document, (ii) any action or suit at law or in equity or other legal proceeding to cancel, revoke or rescind any one or more of the Loan Documents shall be commenced by or on behalf of Debtor or any governmental authority, or (iii) any of the Liens created by any of the Loan Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby and such Lien shall not be reinstated with the same enforceability, effect, and priority as required by this Agreement within five (5) days of Debtor’s receipt of written notice from Debtor of the problem in question;

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(i)                       the occurrence of a Change of Control;

(j)                       Debtor shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its businesses and such order shall continue in effect for more than sixty (60) days; or

(k)                     if Debtor’s principal place of business and/or a majority of Debtor’s employees become located outside of Nevada.

In such event, (A) if such event is an Event of Default specified in paragraph (g) of this section, all Obligations (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, then Lender may, without notice to Debtor, declare the Obligations hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Presentment, demand, protest, notice of termination, notice of acceleration, notice of intent to accelerate and all other notices of any kind are hereby expressly waived by Debtor to the fullest extent permitted by applicable law.

ARTICLE VI
REMEDIES, POWERS AND AUTHORIZATIONS

Section 6.1        Event of Default Remedies. If an Event of Default shall have occurred and be continuing, Lender may from time to time in their discretion, without limitation and without notice except as expressly provided below or by non-waivable, applicable law:

(a)                      Proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to Lender are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a keeper, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of Lender. No remedy herein conferred upon Lender are intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law;

(b)                     Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral);

(c)                      Reduce its claim to judgment, execution, foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure;

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(d)                     Require Debtor to give possession and/or control of the Collateral to Lender;

(e)                      Take physical possession of the Collateral and maintain it on Debtor’s premises, in a public warehouse or at such other place as Lender chooses;

(f)                      Take control of Proceeds and use cash Proceeds to reduce any part of the Obligations;

(g)                     Dispose of, at their offices, on the premises of Debtor or elsewhere, all or any part of the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust Lender’ power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the Obligations have been paid and performed in full), and at any such sale it shall not be necessary to exhibit any of the Collateral;

(h)                     Buy the Collateral, or any part thereof, at any public sale;

(i)                       Sell or buy the Collateral, or any part thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;

(j)                       Apply by appropriate judicial proceedings for appointment of a receiver or keeper for the Collateral, or any part thereof, and Debtor hereby consents to any such appointment; and

(k)                     Exercise self-help remedies, including, without limitation, self-help repossession, to the fullest extent permitted by applicable law.

Debtor agrees that, to the extent notice of sale shall be required by law, at least thirty (30) calendar days’ notice to Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The foregoing rights and powers of Lender shall be in addition to, and not a limitation upon, any rights and powers of Lender pursuant to applicable law, custom, elsewhere in the Loan Documents or otherwise.

Section 6.2        Provisions Concerning the Collateral.

(a)                      Financing Statement Filings. Debtor hereby authorizes Lender to file, without the signature of Debtor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Collateral. Such statements may: (i) describe the Collateral, and (ii) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of each state in which Lender elect to file a financing statement for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Debtor is an organization, the type of organization and any organization identification number issued to Debtor. Debtor agrees to furnish all such information to Lender promptly upon request.

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(b)                     Collection Rights. Lender shall have the right at any time during the existence of an Event of Default to notify any or all account debtors and other persons obligated under any other Collateral to make payment of all amounts due or to become due to Debtor thereunder directly to Lender and, upon such notification and at the expense of Debtor and to the extent permitted by law, to enforce collection of any such Collateral, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Debtor may have done.

Section 6.3        Distribution of Collateral Proceeds. If, following the occurrence or during the continuance of any Default or Event of Default, Lender receive any monies in connection with the enforcement of any of the Loan Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

(a)                      First, to the payment of, or (as the case may be) the reimbursement of Lender for or in respect of all reasonable costs, expenses, disbursements and losses (including, without limitation, legal fees and related expenses) which shall have been incurred or sustained by Lender in connection with the collection of such monies by Lender, for the exercise, protection or enforcement by Lender of all or any of the rights, remedies, powers and privileges of Lender under this Agreement or any of the other Loan Documents or in respect of the Collateral and supports the provision of adequate indemnity to Lender against all taxes or liens which by law shall have, or may have, priority over the rights of Lender to such monies;

(b)                     Second, to all other Obligations in such order or preference as Lender may determine; provided, however, that Lender may in their discretion make proper allowance to take into account any Obligations not then due and payable;

(c)                      Third, to the satisfaction of any Indebtedness secured by any subordinate security interest in the Collateral if written notice of demand thereof is received by Lender before distribution of the proceeds is completed; and

(d)                     Fourth, the excess, if any, shall be returned to Debtor, or to such other Persons as are entitled thereto.

Section 6.4        Deficiency. In the event that the proceeds of any sale, collection or realization of or upon Collateral by Lender are insufficient to pay all Obligations and any other amounts to which Lender are legally entitled, Debtor shall be liable for the deficiency, together with interest thereon as provided in this Agreement or (if no interest is so provided) at such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees of any attorneys employed by Lender to collect such deficiency.

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ARTICLE VII
LENDER REPRESENTATIONS

Section 7.1        Lender Representations. Lender represents and warrants that it has authority to enter into this Agreement and that the persons signing for Lender are authorized and directed to do so by all requisite action. This Agreement is a legal, valid and binding obligation of Lender, enforceable in accordance with its terms.

ARTICLE VIII
MISCELLANEOUS

Section 8.1        Notices. Any notice or communication required or permitted hereunder shall be given in writing, sent by (a) personal delivery, (b) expedited delivery service with proof of delivery, or (c) registered or certified United States mail, postage prepaid, return receipt requested, addressed to the appropriate party as follows:

To Debtor:                 C2GO, Inc.

3355 S. Highland Drive

Las Vegas, NV 89109

Attention: President

To Lender:                FiCentive, Inc.

12500 San Pedro, Suite 120

San Antonio, TX 78216

Attention: CEO

or to such other address or to the attention of such other individual as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein.

Section 8.2        Amendments. No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by Debtor and Lender, and no waiver of any provision of this Agreement, and no consent to any departure by Debtor therefrom, shall be effective unless it is in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and to the extent specified in such writing.

Section 8.3        Preservation of Rights. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. Neither the execution nor the delivery of this Agreement shall in any manner impair or affect any other security for the Obligations. The rights and remedies of Lender provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

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Section 8.4        Unenforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 8.5        Binding Effect and Assignment. This Agreement creates a continuing first lien security interest in the Collateral and (a) shall be binding on Debtor and its successors and permitted assigns and (b) shall inure, together with all rights and remedies of Lender hereunder, to the benefit of Lender and their successors, transferees and assigns. None of the rights or duties of Debtor hereunder may be assigned or otherwise transferred without the prior written consent of Lender except as provided herein.

Section 8.6        Termination. Upon the satisfaction in full of the Obligations and upon written request for the termination hereof delivered by Debtor to Lender, this Agreement and the security interest created hereby shall terminate and all rights to the Collateral shall revert to Debtor. Upon such termination, Lender will, upon Debtor’s request and at Debtor’s expense, (a) return to Debtor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof; and (b) execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence such termination.

Section 8.7        Successors and Assigns. This Agreement is for the benefit of Lender, and may not be assigned by Debtor without the consent of Lender. Debtor hereby recognizes and agrees that Lender may, from time to time, one or more times, transfer all or any portion of the Obligations to an affiliate of any Lender, including without limitation any acquirer of substantially all of the assets of Lender. Debtor specifically agrees and consents to all such transfers and assignments. Such transferee shall be vested with all the powers and rights of Lender hereunder relative to such Obligations so transferred.

Section 8.8        Relationship Between the Parties. The relationship between Lender and Debtor shall be solely that of lender and borrower, and such relationship shall not, under any circumstances whatsoever, be construed to be a joint venture or partnership.

Section 8.9        Governing Law; Jurisdiction; Consent to Service of Process.

(a)                      This Agreement shall be construed in accordance with and governed by the internal laws of the State of Texas, without regard or reference to its choice of law principles.

(b)                     Debtor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction to any state or federal court having jurisdiction in Bexar County, Texas, and any appellate court form any thereof, in any action or proceeding arising out of or relating to any Loan Document or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Debtor or its properties in the courts of any jurisdiction.

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(c)                      Debtor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                     Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.1 herein. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e)                      WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 8.10    Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts (including by facsimile or pdf email transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 8.11    Press Releases. Any press releases issued by either party must be approved by both parties prior to their issuance, which consent shall not be unreasonably withheld or delayed.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

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DEBTOR:

C2GO, INC.

By:

Name: Andrew DeMaio

Title: President

LENDER:

FiCentive, Inc.

By: /s/ Louis Hoch

Name: Louis A. Hoch

Title: President & CEO

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EXHIBIT “A” FORM OF SENIOR SECURED NOTE

Senior Secured Note

$200,000.00	San Antonio, Texas
February 2, 2016

FOR VALUE RECEIVED, C2Go, Inc., a Nevada corporation, having its principal place of business at 3355 S. Highland Drive, NV 89109 (“Borrower”) hereby promises to pay to the order of FiCentive Inc., a Nevada corporation (“Lender”), in the manner and at the times set forth in that certain Loan and Security Agreement dated as of the date hereof by and between Borrower and Lender (as amended, modified or supplemented, the “Agreement”), in lawful money of the United States of America, in immediately available funds, the principal amount of TWO HUNDRED THOUSAND DOLLARS ($200,000.00) plus interest on the unpaid balance thereof at the interest rates set forth in the Agreement, and payable in accordance with the payment terms set forth in the Agreement.

This Note is executed and delivered pursuant to the terms and conditions of the Agreement. All or any portion of the principal amount of the Term Loan may be prepaid at any time. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

If payment of any sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount hereof and accrued but unpaid interest thereon evidenced by this Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by Borrower.

In the event this Note is not paid when due at any stated or accelerated maturity, Borrower agrees to pay, in addition to the principal and interest due hereunder, all costs of collection, including reasonable attorneys’ fees, and interest thereon at the rates set forth in the Agreement.

This Note is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Term Loan evidenced hereby was made and is to be repaid. This Note shall be governed by and construed in accordance with the laws of the State of Texas.

IN WITNESS WHEREOF, Borrower has caused this Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.

C2Go, Inc.

By:

Name: Andrew DeMaio

Title: President